Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF
AXSOME THERAPEUTICS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Axsome Therapeutics, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Constance Ames, Vice President, Finance of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2016	/s/ Constance Ames
Constance Ames
Vice President, Finance
(Principal Financial and Accounting Officer)